China Broadband Corp. Private Placement Agency Agreement

THIS AGREEMENT dated for reference March 13, 2002, is made

BETWEEN

CHINA BROADBAND CORP., 1980, 440-2nd Avenue S.W., Calgary, Alberta T2P 5E9

(the "Issuer");

AND

CANACCORD CAPITAL (EUROPE) LIMITED, 1st Floor, Brook House, 27 Upper Brook Street, London England W1Y 1PD

(the "Agent").

WHEREAS:

A. The Issuer wishes to privately place with purchasers up to 8,000,000 Shares at a price of USD 0.25 per Share;

B. The Issuer wishes to appoint the Agent to distribute the Shares, and the Agent is willing to accept such appointment on the terms and conditions of this Agreement;

THE PARTIES to this Agreement therefore agree:

1. DEFINITIONS

In this Agreement and the Recitals hereto:

(a) "Agent's Fee" has the meaning defined in section 4.1;

(b) "Agent's Warrants" means the share purchase warrants of the Issuer which will be issued to the Agent and which have the terms provided in this Agreement and the certificates representing such share purchase warrants;

(c) "Agent's Warrant Shares" means the previously unissued common shares in the capital of the Issuer, as presently constituted, which will be issued upon the exercise of the Agent's Warrants;

(d) "Applicable Legislation" means the U.S. Securities Act together with the regulations and rules made and promulgated thereunder and all administrative policy statements, blanket orders and rulings, notices, and other administrative directions issued by the Regulatory Authorities;

(e) "CAD" means Canadian dollars;

(f) "Closing" means a day or days Shares are issued to the Purchasers;

(g) "Commission" means the United States Securities and Exchange Commission;

(h) "Exemptions" means the statutory exemptions whereby the distribution of the Securities may be effected without the requirement of compliance with the registration or prospectus requirements of the Applicable Legislation:

(i) where the placement takes place in accordance with Regulation S or another applicable exemption from registration under the U.S. Securities Act;

(i) "Final Closing" means the last closing under the Private Placement;

(j) "First Closing" means the first closing under the Private Placement;

(k) "Material Change" has the meaning defined in the Applicable Legislation;

(l) "Material Fact" has the meaning defined in the Applicable Legislation;

(m) "NASD" means the National Association of Securities Dealers;

(n) "NASD Policies" means the rules and policies of the NASD;

(o) "Private Placement" means the offering of the Shares on the terms and conditions of this Agreement;

(p) "Public Record" means all documents filed by the Issuer with the Commission pursuant to the prospectus, continuous disclosure and proxy solicitation requirements of the Applicable Legislation, including without limitation all press releases, material change reports, annual reports, prospectuses and financial statements;

(q) "Purchasers" means the purchasers of Shares pursuant to the Private Placement;

(r) "Registrable Securities" means the Shares and the Agent's Warrant Shares until (i) all Shares and Agent's Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Shares and Agent's Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the U.S. Securities Act are met, (iii) all Shares and Agent's Warrant Shares have been otherwise transferred to persons who may trade such Securities without restriction under the U.S. Securities Act, and the Issuer has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Issuer, all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the U.S. Securities Act. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Shares and Agent's Warrant Shares, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement;

(s) "Registration Expenses" shall mean all expenses incurred by the Issuer in complying with Section 15 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of legal counsel for the Issuer, fees and disbursements of one special legal counsel each for the selling shareholders and the Agent, exchange listing fees, NASD fees, blue sky fees and expenses, and the expense of any financial audits incident to or required by any such registration (but excluding the compensation of regular employees of the Issuer, which shall be paid in any event by the Issuer);

(t) "Registration Statement" means the registration statement of Form S-1, Form S-3, or such other form as may be available to the Issuer, to be filed with the SEC in connection with the registration of the Registrable Securities pursuant to Section 15 hereof;

(u) "Regulation M" means Regulation M promulgated under the U.S. Securities Act;

(v) "Regulation S" means Regulation S promulgated under the U.S. Securities Act;

(w) "Regulatory Authorities" means the Commission and the NASD;

(x) "Rules" means the rules made under the Applicable Legislation;

(y) "SEC" means the United States Securities and Exchange Commission;

(z) "Securities" means the Shares, the Agent's Warrants and the Agent's Warrant Shares;

(aa) "Selling Jurisdictions" means certain offshore jurisdictions outside of Canada and the United States;

(bb) "Shares" means the Shares of the Issuer to be offered by the Issuer pursuant to this Agreement having the terms provided in this Agreement;

(cc) "Subscription Agreement" means a subscription agreement executed by the Purchaser in substantially the form attached hereto as Schedule "A";

(dd) "Subsidiaries" means Big Sky Network Canada Ltd. and Big Sky Network Technology Services Ltd.

(ee) "U.S. Exchange Act" means the United States Securities Act of 1934, as amended;

(ff) "U.S. Person" has the meaning defined in Regulation S;

(gg) "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

(hh) "United States" has the meaning defined in Regulation S; and

(ii) "USD" means United States dollars.

2. APPOINTMENT OF AGENT

The Issuer appoints the Agent as its exclusive agent and the Agent accepts the appointment and agrees to act as the exclusive agent of the Issuer to use its commercially reasonable efforts to find and introduce to the Issuer potential purchasers to purchase up to 8,000,000 Shares, at a price of USD 0.25 per Share, by way of Private Placement under the Exemptions.

3. THE SHARES

The Shares will be issued and registered in the names of the Purchasers or their nominees.

4. AGENT'S FEE

4.1 In consideration of the services performed by the Agent under this Agreement, the Issuer agrees to pay to the Agent on each Closing an Agent's Fee consisting of:

(a) a cash payment equal to 10% of the gross proceeds received by the Issuer from the sale of the Shares on such Closing payable in lawful money of the United States; and

(b) that number of Agent's Warrants which is equal to 10% of the number of Shares sold on such Closing.

4.2 Each Agent's Warrant will entitle the holder, on exercise, to purchase one Agent's Warrant Share at a price of USD 0.25 per Agent's Warrant Share for a period of 24 months.

4.3 The Agent's Warrants will be non-transferable except as permitted by the Applicable Legislation and any order granted by the Regulatory Authorities.

4.4 The certificates representing the Agent's Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Agent's Warrant Shares issued upon exercise of the Agent's Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer's common shares, the payment of stock dividends and the amalgamation of the Issuer.

4.5 The issue of the Agent's Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Agent's Warrants may be exercised.

4.6 In consideration for the Agent's fiscal advisory services consisting of working with the Issuer to advance its business objectives and providing financial advisory and investment banking services, the Issuer will pay the Agent USD 5,000 per month for a period of 6 months following the First Closing payable in the aggregate upon the earlier of the First Closing and the date of termination of this Agreement (the "Fiscal Advisory Fee").

4.7 The Agent has received from the Issuer a non-refundable advance in the amount of USD 110,000 which is an advance against the cash portion of the Agent's Fee. The Issuer agrees that the Agent will use this advance against payment of the Agent's Fee upon any Closing but that, should there not be a Closing of this Offering, the Agent will not refund this advance to the Issuer.

5. OFFERING RESTRICTIONS

5.1 The Agent will only sell the Shares to persons who represent themselves as being:

(a) resident in jurisdictions outside of Canada and the United States where the Shares may lawfully be offered for sale;

(b) not a U.S. Person;

(c) persons purchasing as principal; and

(d) qualified to purchase the Shares under the Exemptions.

5.2 The Shares will only be sold to Purchasers who were outside the United States at the time such person placed the order to purchase Shares and at the time of execution and delivery of the Subscription Agreement.

5.3 No offers to sell the Securities will made by a person to the Purchaser while the Purchaser was in the United States.

5.4 The Shares will not be acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States.

5.5 The Private Placement has not been and will not be advertised.

5.6 No selling or promotional expenses will be paid or incurred in connection with the Private Placement, except for professional services or for services performed by a registered dealer.

5.7 Before each Closing, the Issuer and the Agent will take all reasonable steps necessary to ensure compliance with the Exemptions.

5.8 The Agent will comply with all applicable laws of the jurisdictions of which it assists in soliciting or procuring subscriptions for the Shares and will not assist in soliciting or procuring subscriptions for Shares so as to require the registration thereof or the filing of a prospectus with respect thereto under the laws of any jurisdiction.

5.9 Promptly following the Final Closing, the Issuer will prepare and file or cause to be prepared and filed a registration statement covering the resale of the Shares, which registration statement will have the legal effect of allowing the Purchasers to resell all or part of the Shares in the United States. The failure of the Issuer to effect the registration of the Shares for resale by the 120th day following the First Closing will result in the Issuer issuing to the Purchasers an additional 0.2 share of its common shares for each of the Shares purchased by the Purchasers in the Private Placement.

6. SUBSCRIPTIONS

6.1 The Agent will use its commercially reasonable efforts to obtain from each Purchaser introduced by the Agent, and deliver to the Issuer, on or before each Closing duly completed and signed subscriptions in the form attached as Schedule "A" or in such other form consented to by the Issuer and the Agent and executed by the Purchaser.

6.2 The Issuer will accept each properly completed subscription agreement tendered by the Agent, unless:

(a) the subscriber thereunder would, by virtue of the issue of the shares subscribed for, become a "control person" of the Issuer, with the meaning of the Applicable Legislation; or

(b) the Issuer's directors determine, acting reasonably, that it would not be in the best interests of the Issuer to accept such subscription.

7. FILINGS WITH THE REGULATORY AUTHORITIES

7.1 The Issuer will comply with all requirements of the NASD for notice of the terms of this Agreement and the proposed Private Placement and all other information required by the NASD Policies (the "Notice").

7.2 The Issuer will forthwith provide the Agent and its solicitor with a copy of the Notice, if any.

7.3 After the Closing, the Issuer will file all required documents with, and pay all required filing fees of the NASD or the Commission, as the case may be, and take all other actions required by the NASD Policies or by the Applicable Legislation to fulfil all conditions upon listing imposed by the NASD, or to comply with the Exemptions, with all possible dispatch.

8. CLOSINGS

8.1 In this Section:

(a) "Certificates" means the certificates representing the Shares sold and Agent's Warrants to be issued, on a Closing in the names and denominations reasonably requested by the Agent or the Purchasers, as the case may be; and

(b) "Proceeds" means the gross proceeds of the sale of Shares on a Closing, less:

(i) the balance of the portion of the Agent's Fee which is payable in cash;

(ii) any portion of the Fiscal Advisory Fee which is payable at such time;

(iii) the amount due to the Agent pursuant to the provisions of Section 4 of the engagement letter from the Agent to the Issuer dated September 19, 2001 and captioned "Proposed Financing";

(iv) the expenses of the Agent in connection with the Private Placement which have not been paid by the Issuer;

(v) any amount which has been attached by garnishing order or other form of attachment; and

(vi) any amount paid directly to the Issuer by purchasers in connection with the Private Placement.

8.2 The Closing will take place on April 3, 2002, or such other date as reasonably agreed between the Issuer and the Agent.

8.3 The Issuer will, on each Closing, issue and deliver the Certificates to the Agent, or at the Agent's request, to the Purchasers, against payment of the Proceeds.

8.4 If the Issuer has satisfied all of its material obligations under this Agreement, the Agent will, on each Closing, pay the Proceeds to the Issuer against delivery of the Certificates.

8.5 The Issuer will endorse the Certificates with the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED THEREUNDER, OR PURSUANT TO REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE AND ANY UNDERLYING SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THAT ACT.

9. CONDITIONS OF CLOSINGS

9.1 The obligations of the Agent on the Closing will be conditional upon the following:

(a) the Issuer having taken all necessary corporate action to be able to validly create, issue and sell the Shares and Agent's Warrants to be issued at the Closing and, the Agent's Warrant Shares to be issued pursuant to the Agent's Warrants;

(b) the Issuer having made all necessary filings, if any, and obtained all necessary approvals, if any, in the Selling Jurisdictions, required before such Closing in order to issue and sell the Shares to the Purchasers and to ensure that such issuance and sale will not be subject to the registration and prospectus requirements of the Applicable Legislation;

(c) the Issuer's outstanding common shares being listed and posted for trading on the NASD;

(d) the Agent being satisfied, in its sole discretion, with the results of its investigation of the business and affairs of the Issuer;

(e) the Issuer having delivered to the Agent and its solicitors at that Closing and each previous Closing (if any) favourable opinions of the Issuer's solicitors dated as of the date of the Closing, as to all legal matters reasonably requested by the Agent relating to the incorporation of the Issuer and its business and the creation, issuance and sale of the Securities, satisfactory in form and substance to the Agent;

(f) the Issuer having delivered to the Agent and its solicitors at that Closing and each previous Closing (if any) such certificates of its officers and other documents relating to the Private Placement or the affairs of the Issuer as the Agent or its solicitors may reasonably request, satisfactory in form and substance to the Agent;

(g) each representation and warranty of the Issuer herein being true, and the Issuer having performed or complied with all of its covenants, agreements and obligations hereunder;

(h) receipt of all required regulatory approval for or acceptance of the Private Placement; and

(i) the removal or partial revocation of any cease trading order or trading suspension made by any competent authority to the extent necessary to complete the Private Placement.

9.2 The conditions set out in Subsection 9.1 are for the sole benefit of the Agent and may be waived by the Agent in whole or in part.

10. MATERIAL CHANGES

10.1 The Issuer agrees that if, between the date of this Agreement and the Final Closing, a Material Change, or a change in a Material Fact occurs, the Issuer will:

(a) as soon as practicable notify the Agent in writing, setting forth the particulars of such change;

(b) as soon as practicable, issue and file with the Regulatory Authorities a press release that is authorized by a senior officer disclosing the nature and substance of the change;

(c) as soon as practicable file with the Commission the report required by the applicable securities legislation and in any event no later than 10 days after the date on which the change occurs; and

(d) provide copies of that press release, when issued, and that report, when filed, to the Agent and its solicitor.

10.2 If the Issuer is uncertain as to whether there has been a Material Change, or a change in a Material Fact, it will promptly provide the Agent with full particulars of the event giving rise to the uncertainty, and will consult with the Agent as to whether such event constitutes a Material Change, or a change in a Material Fact.

11. TERMINATION

11.1 The Agent may terminate its obligations under this Agreement by notice in writing to the Issuer at any time before the Final Closing if:

(a) an adverse Material Change, or an adverse change in a Material Fact relating to any of the Securities, occurs or is announced by the Issuer;

(b) there is an event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of the Agent, seriously affects or will seriously affect the financial markets, or the business of the Issuer or any of the Subsidiaries or the ability of the Agent to perform its obligations under this Agreement, or a Purchaser's decision to purchase the Shares;

(c) following a consideration of the history, business, products, property or affairs of the Issuer or its principals and promoters, or of the state of the financial markets in general, or the state of the market for the Issuer's securities in particular, the Agent determines, in its sole discretion, that it is not in the interest of the Purchasers to complete the purchase and sale of the Shares;

(d) the Securities cannot, in the opinion of the Agent, be marketed due to the state of the financial markets, or the market for the Shares in particular;

(e) an enquiry or investigation (whether formal or informal) in relation to the Issuer, or the Issuer's directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority;

(f) any order to cease, halt or suspend trading (including an order prohibiting communications with persons in order to obtain expressions of interest) in the securities of the Issuer prohibiting or restricting the Private Placement is made by a competent regulatory authority and that order is still in effect;

(g) the Issuer is in breach of any material term of this Agreement; or

(h) the Agent determines that any of the representations or warranties made by the Issuer in this Agreement is false or has become false.

11.2 The Agent's obligations hereunder will terminate if the First Closing does not take place within 60 days of the reference date of this Agreement, unless otherwise agreed in writing by the Agent.

12. WARRANTIES, REPRESENTATIONS AND COVENANTS

12.1 All representations and warranties set forth below are subject to an qualified by those matters set forth in the disclosure schedule of the Issuer delivered to the Agent in connection with the execution of this Agreement. The Issuer warrants and represents to and covenants with the Agent that:

(a) the Subsidiaries are wholly-owned subsidiaries of the Issuer and the Subsidiaries are the Issuer's only subsidiaries;

(b) the Issuer and the Subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdiction in which they are incorporated, continued or amalgamated;

(c) the Issuer and the Subsidiaries are duly registered and licenced to carry on business in the jurisdictions in which they carry on business or own property where so required by the laws of that jurisdiction except where the failure to be so licensed or qualified would not have a material adverse effect on the business of the Issuer or the Subsidiaries, as applicable, or the operations of such entity;

(d) the Issuer and the Subsidiaries each have the corporate power and capacity to own their assets and to carry on the business presently carried on by them;

(e) the authorized and issued capital of the Issuer consists of the number of common shares disclosed in the Public Record and all of the Shares shown in the Public Record as issued are issued and outstanding as fully paid and non-assessable as at the date hereof;

(f) the Issuer will reserve or set aside sufficient shares in its treasury to issue the Shares, and the Agent's Warrant Shares and all such shares will be duly and validly issued as fully paid and non-assessable;

(g) the minute books of the Issuer, and the Subsidiaries contain all records of the proceedings of the meetings of the Issuer's or the Subsidiaries' directors, shareholders and committees of directors since incorporation;

(h) the Issuer is the beneficial owner of the material businesses and assets or the interests in the businesses and assets referred to in the Public Record as being owned by the Issuer or the Subsidiaries and all agreements by which the Issuer or the Subsidiaries holds or may earn an interest in a business or asset are in good standing according to their terms;

(i) the Public Record, taken as a whole, is true and complete in all material respects and each document included in the Public Record was prepared in accordance with the securities legislation and rules applicable thereto and was true and correct and contained no misrepresentation as at the date thereof;

(j) the Issuer is a reporting issuer under Section 13 of the U.S. Exchange Act and is not in default of any of the requirements thereof or the regulation and rules made thereunder;

(k) the Issuer's outstanding common shares are eligible for quotation on the NASD Over The Counter Bulletin Board;

(l) the audited financial statements of the Issuer for its fiscal years ended December 31, 2001 (the "Audited Financial Statements) have been prepared in accordance with United States generally accepted accounting principles, and accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer on a consolidated basis as at the date thereof;

(m) the unaudited financial statements of the Issuer for the period ended September 30, 2001 (the "Interim Financial Statements") have been prepared in accordance with United States generally accepted accounting principles and accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer as at the date thereof;

(n) there have been no adverse material changes in the financial position of the Issuer since the date of the Audited Financial Statements, except as recorded in the books of the Issuer and fully and plainly disclosed in the Public Record;

(o) since the date of the Audited Financial Statements, there has been no damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or assets of the Issuer or the Subsidiaries or the right or capacity of the Issuer or the Subsidiaries to carry on their business;

(p) all of the material transactions of the Issuer and the Subsidiaries have been promptly and properly recorded or filed in or with the Public Record or the books or records of the Issuer or the Subsidiaries;

(q) all of the material contracts of the Issuer and the Subsidiaries are described in the Public Record and are in good standing in all material respects, and neither the Issuer nor any of the Subsidiaries is in default in any material respect thereof, and the Issuer is not aware of any default in any material respect by any other party to such contracts;

(r) the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws, and all applicable Nevada corporate legislation in relation to the issue of the Shares, and in all matters relating to the Private Placement;

(s) the issue and sale of the Securities by the Issuer does not and will not conflict with, and does not and will not result in a material breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Issuer is a party;

(t) neither the Issuer nor any of the Subsidiaries is party to any actions, suits, proceedings or arbitrations which could materially affect the business or financial condition of the Issuer, taken as a whole, and, to the best of the knowledge of the Issuer, no such actions, suits, proceedings or arbitrations are contemplated or have been threatened;

(u) there are no judgments against the Issuer or the Subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer or any of the Subsidiaries are subject;

(v) to the best of the Issuer's knowledge, neither the Issuer nor any of the Subsidiaries is in breach of any law, ordinance, statute, regulation, bylaw, order or decree of any kind whatsoever which breach would have a material adverse effect on the financial position, business or prospects of the Issuer on a consolidated basis;

(w) this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer and the Issuer has full corporate power and authority to undertake the Private Placement;

(x) there is not presently, and will not be until the Final Closing, any material change relating to the Issuer which has not been or will not be fully disclosed in the Public Record;

(y) no order ceasing, halting or suspending trading in securities of the Issuer or prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or, to the best of the knowledge of the Issuer, its directors, officers or promoters and, to the best of the knowledge of the Issuer, no investigations or proceedings for such purposes are pending or threatened;

(z) except as disclosed in the Public Record, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any shares in the capital of the Issuer or any other security convertible into or exchangeable for any such shares, or to require the Issuer to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

(aa) the Issuer and the Subsidiaries have filed all federal, state, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith;

(bb) there are no liens for taxes on the assets of the Issuer or any of the Subsidiaries except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer or any of the Subsidiaries which are known by the Issuer's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer on a consolidated basis;

(cc) this Agreement will be upon execution and delivery by the Issuer, a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject only to customary qualifications regarding the availability of equitable remedies;

(dd) the Issuer or any of the Subsidiaries own or are entitled to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the business of the Issuer and the Subsidiaries as now conducted and as proposed to be conducted, without any conflict with or infringement of the rights of others;

(ee) neither the Issuer nor any of the Subsidiaries have received any communication alleging that the Issuer or any of the Subsidiaries have violated or, by conducting its business as proposed would violate any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other person or entity, and, to the best of the Issuer's knowledge, neither the execution or delivery of this Agreement, the carrying on of the businesses of the Issuer and the Subsidiaries, nor the conduct of the businesses of the Issuer or the Subsidiaries by their respective employees will conflict with or result in a breach or default of any of the material terms of any contract, covenant or instrument under which any of such employees are bound;

(ff) apart from the Agent, no person, firm or corporation acting or purporting to act at the request of the Issuer is entitled to any brokerage, agency or finder's fee in connection with the transactions described herein;

(gg) if at any time the Issuer is required to file reports in compliance with either Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended, the Issuer will (a) fully comply with the reporting requirements of such Act and (b) fully comply with all rules and regulations of the SEC applicable to the use of SEC Rule 144; and

(hh) the Issuer has not engaged or will not engage in any "Directed Selling Efforts" within the meaning of Regulation S with respect to the Securities, has not made or will not make any offer to sell or solicitation of an offer to buy any of the Shares to any person and has not solicited or will not solicit offers for or has not made or will not make offers to sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of the U.S. Securities Act.

12.2 The Agent warrants and represents to the Issuer that:

(a) it is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated;

(b) it will sell the Shares in compliance with the Applicable Legislation;

(c) the Shares, the Agent's Warrants and all of the underlying Shares issuable upon exercise of such Agent's Warrants have not been and will not be registered in the United States under the U.S. Securities Act or in any other jurisdiction and that the Securities are being offered and sold in reliance upon Exemptions from registration provided by Regulation S and other Applicable Legislation;

(d) the Agent, any selected dealer of the Agent, if applicable, or any of their respective affiliates (i) have not engaged or will not engage in any "Directed Selling Efforts" within the meaning of Regulation S with respect to the Securities, (ii) have not made or will not make (A) any offer to sell or solicitation of an offer to buy any of the Shares to any person or (B) any sale of the Shares to any person unless (1) the offer is made to such person outside the United States, (2) the seller of such Shares and any person acting on its behalf reasonably believes that at the time such person placed the order to purchase Shares, such person was outside the United States and (3) such sale is otherwise in compliance with the applicable requirements of Regulation S, (iii) have not taken or will not take any action which would constitute a violation of Regulation M, or (iv) have not solicited or will not solicit offers for, or have not made or will not make offers to sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of the U.S. Securities Act;

(e) the Agent has caused or will promptly cause each selected dealer of the Agent to acknowledge in writing its awareness of and agreement to be bound by and shall use its commercially reasonable efforts to ensure that each selected dealer complies with the representations and warranties contained in this Agreement in connection with all offers and sale of the Securities; and

(f) the Agent has not entered, and will not enter, into any contractual arrangement without the prior written consent of the Company with respect to the placement of the Securities, except with its affiliates.

13. EXPENSES OF AGENT

13.1 The Issuer will pay all of the expenses of the Private Placement and all the expenses reasonably incurred by the Agent in connection with the Private Placement including, without limitation, the fees and expenses of the solicitors for the Agent.

13.2 The Issuer will pay the expenses referred to in the previous Subsection even if the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance or completion or the termination is the result of a breach of this Agreement by the Agent.

13.3 The Agent may, from time to time, render accounts for its expenses in connection with the Private Placement to the Issuer for payment on or before the dates set out in the accounts.

13.4 The Issuer authorizes the Agent to deduct its expenses in connection with Private Placement from the proceeds of the Private Placement and any advance payments made by the Issuer, including expenses for which an account has not yet been rendered but for which a reasonable estimate has been provided by the Agent to the Issuer.

14. GARNISHING ORDERS

14.1 If at any time, up to and including the Final Closing, the Agent receives a garnishing order or other form of attachment purporting to attach or garnish a part or all of the sale price of any of the Securities, the Agent will be free to pay the amount purportedly attached or garnished into court.

14.2 Any payment by the Agent into court pursuant to a garnishing order will be deemed to have been received by the Issuer as payment by the Agent against the sale price of the Securities to the extent of the amount paid, and the Issuer will be bound to issue and deliver the Securities proportionately to the amount paid by the Agent.

14.3 The Agent will not be bound to ascertain the validity of any garnishing order or attachment, or whether in fact it attaches any moneys held by the Agent, and the Agent will be free to act with impunity in replying to any garnishing order or attachment.

14.4 The Issuer will release, indemnify and save harmless the Agent in respect of all damages, costs, expenses or liability arising from any acts of the Agent under this Section.

15. REGISTRATION STATEMENT

15.1 As soon as possible after Closing, but in any event no more than 30 days after the Closing Date, the Issuer will file the Registration Statement with the SEC for the purpose of qualifying the resale of the Registrable Securities in accordance with the U.S. Securities Act and will use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC.

15.2 The Issuer will maintain the Registration Statement or post-effective amendment filed under this Section 15 hereof effective under the U.S. Securities Act until the earlier of (i) two years, (i) all Shares and Agent's Warrant Shares have been disposed of pursuant to the Registration Statement, (iii) all Shares and Agent's Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the U.S. Securities Act are met, (iv) all Shares and Agent's Warrant Shares have been otherwise transferred to persons who may trade such Securities without restriction under the U.S. Securities Act, and the Issuer has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend or (v) such time as, in the opinion of counsel to the Issuer, all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the U.S. Securities Act.

15.3 The Issuer will use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with such reasonable methods of disposition as may be specified in writing by the shareholders participating therein. Without limiting the foregoing, the Issuer in each such case will, as expeditiously as is commercially reasonable:

(a) prepare and file with the SEC the Registration Statement to effect such registration (including such audited financial statements as may be required by the U.S. Securities Act or the rules and regulations promulgated thereunder) and use its reasonable commercial efforts to cause such registration statement to become effective, and cause the Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the U.S. Securities Act and the rules and regulations of the SEC promulgated under the U.S. Securities Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of all the facts and circumstances not misleading:

(b) promptly prepare and file with the SEC such amendments and supplements to the Registration statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the U.S. Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until the earlier of such time as all Registrable Securities have been disposed of in accordance with the intended methods of disposition by the selling shareholder or shareholders thereof set forth in the Registration Statement or a date calculated as described in Section 15.2 hereof;

(c) furnish in paper format or electronically on a CD to each selling shareholder one conformed copy of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits) and one copy of each document incorporated by reference therein and such number of copies of the prospectus included in the Registration Statement (including each preliminary prospectus and any summary prospectus) and furnish any other prospectus filed under Rule 424 promulgated under the U.S. Securities Act relating to such seller's Registrable Securities, and such other documents as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

(d) use its commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by the Registration Statement under such securities or Blue Sky laws of the states of the United States as each selling shareholder shall reasonably request, to keep such registration or qualification in effect for so long as the Registration Statement remains in effect (subject to the limitations in Section 15.3) except that the Issuer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Subsection 15.3(d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(e) immediately notify the selling shareholder, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the U.S. Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, which untrue statement or omission requires amendment of the Registration Statement or supplementation of the prospectus, and promptly thereafter prepare and furnish to such selling shareholder a reasonable number of copies of a supplement to the purchasers of such Registrable Securities such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the facts and circumstances then existing;

(f) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

(g) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Registration Statement from and after a date not later than the effective date of the Registration Statement and cause all such Registrable Securities to be listed on such national securities exchange or automated system on which the class of Registrable Securities is then listed; and

(h) pay all Registration Expenses in connection with the registration of the Registrable Securities.

15.4 If at any time or from time to time after the effective date of the Registration Statement, the Issuer notifies the Purchasers in writing of the existence of a Potential Material Event (as defined below), the Purchasers shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Purchasers receive written notice from the Issuer that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Issuer's obligation to file the Registration Statement shall be delayed without penalty for not more than thirty (30) days. The Issuer must give Purchaser notice in writing at least two (2) trading days (in which the Shares are quoted on the NASD Over The Counter Bulletin Board) prior to the first day of the blackout period, if lawful to do so. "Potential Material Event" means any of the following: (a) the possession by the Issuer of material information that is not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Issuer or that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Issuer; or (b) any material engagement or activity by the Issuer which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Issuer, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

15.5 The Agent and each Purchaser will cooperate with the Issuer in all respects in connection with Section 15 of this Agreement, including timely supplying all information reasonably requested by the Issuer (which shall include all information regarding such Purchaser and proposed manner of sale of the Registrable Securities required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities in accordance with Applicable Legislation.

15.6 In connection with any registration or qualification of the Registrable Securities under this Agreement (i) the Issuer shall indemnify and hold harmless the shareholder, including but not limited to each person or entity, if any, who controls the shareholder within the meaning of Section 15 of the U.S. Securities Act, against all losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) to which the shareholder or such controlling person may become subject under the U.S. Securities Act, the U.S. Securities Exchange Act or otherwise, insofar as the same arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) furnished pursuant to this Agreement or insofar as the same arise out of, are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are ultimately determined to have arisen out of or were based upon or were caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to the Issuer by or on behalf of a shareholder or any such control person for inclusion in any Registration Statement or prospectus (and any amendments or supplements thereto); provided, however, that the Issuer shall not be liable in any such case to the extent that any such losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the final prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the final prospectus and such shareholder thereafter fails to deliver such final prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities covered by the Registration Statement to the person asserting such losses after the Issuer had furnished such shareholder with a sufficient number of copies thereof in a manner and at a time sufficient to permit delivery of the same by such shareholder, and (ii) each selling shareholder shall indemnify the Issuer, its affiliates, any person who signed the Registration Statement, and their respective officers, directors and control persons against all such losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) insofar as the same arise out of or are based upon or are caused by any such untrue statement or alleged untrue statement or any such omission or alleged omission based on written information furnished to the Issuer by or on behalf of such shareholder or any such control person for the inclusion in any Registration Statement or prospectus (and any amendments or supplements thereto).

15.7 Promptly upon receipt by a party indemnified under this Section 15 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Agreement, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure to so notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Agreement unless such failure shall materially and adversely affect the defence of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defence of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate legal counsel in any such action and participate in the defence thereof, but the fees and expenses of such counsel (other than reasonable expenses incurred in investigating, preparing and defending against any claim) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defence of such action with counsel reasonably satisfactory to the indemnified party (in such case the indemnifying party shall not have the right to assume the defence of such action on behalf of such indemnified party), or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defence of such action on behalf of such indemnified party). In the event that either of the circumstances described in clauses (b) and (c) of the sentence immediately preceding shall occur, the indemnified party shall have the right to select a separate counsel and to assume such legal defence and otherwise to participate in the defence of any such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party shall be liable for any settlement entered into with its consent, which consent shall not be unreasonably withheld or delayed.

16. INDEMNITY

16.1 The Issuer will indemnify the Agent and each of the Agent's agents, directors, officers and employees (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") and save them harmless against all losses, claims, damages or liabilities:

(a) existing by reason of an untrue statement contained in the Public Record, subscription agreement or other written or oral representation made by the Issuer to a Purchaser or potential Purchaser in connection with the Private Placement, or by reason of the omission to state any fact necessary to make such statements or representations not misleading (except for information and statements supplied by and relating solely to the Agent);

(b) arising directly or indirectly out of any order made by any regulatory authority based upon an allegation that any such untrue statement or representation, or omission exists (except information and statements supplied by and relating solely to the Agent), that trading in or distribution of any of the Securities is to cease;

(c) resulting from the failure by the Issuer to obtain the requisite regulatory approval to the Private Placement unless the failure to obtain such approval is the result of a breach of this Agreement by the Agent;

(d) resulting from any failure by the Issuer to file an Offering Memorandum, if required by the Applicable Legislation, or an amendment or supplement to it either of them;

(e) resulting from the breach by the Issuer of any of the terms of this Agreement;

(f) resulting from any representation or warranty made by the Issuer herein not being true or ceasing to be true;

(g) if the Issuer fails to issue and deliver the certificates representing the Securities in the form and denominations reasonably satisfactory to the Agent at the time and place required by the Agent with the result that any completion of a sale of the Securities does not take place; or

(h) if, following the completion of a sale of any of the Securities, a determination is made by any competent authority setting aside the sale, unless that determination arises out of an act or omission by the Agent.

16.2 If any action or claim is brought against an Indemnified Party in respect of which indemnity may be sought from the Issuer pursuant to this Agreement, the Indemnified Party will promptly notify the Issuer in writing.

16.3 The Issuer will assume the defence of the action or claim, including the employment of counsel and the payment of all reasonable expenses.

16.4 The Indemnified Party will have the right to employ separate counsel, and the Issuer will pay the reasonable fees and expenses of such counsel.

16.5 The indemnity provided for in this Section will not be limited or otherwise affected by any other indemnity obtained by the Indemnified Party from any other person in respect of any matters specified in this Agreement and will continue in full force and effect until all possible liability of the Indemnified Parties arising out of the transactions contemplated by this Agreement has been extinguished by the operation of law.

16.6 If indemnification under this Agreement is found in a final judgment (not subject to further appeal) by a court of competent jurisdiction not to be available for reason of public policy, the Issuer and the Indemnified Parties will contribute to the losses, claims, damages, liabilities or expenses (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of the Issuer, on the one hand, and the Indemnified Parties on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). No person found liable for a fraudulent misrepresentation (within the meaning of applicable securities laws) will be entitled to contribution from any person who is not found liable for such fraudulent misrepresentation.

16.7 To the extent that any Indemnified Party is not a party to this Agreement, the Agent will obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

17. ASSIGNMENT AND SELLING GROUP PARTICIPATION

17.1 The Agent will not assign this Agreement or any of their rights under this Agreement or, with respect to the Securities, enter into any agreement in the nature of an option or a sub-option unless and until, for each intended transaction, the Agent has obtained the consent of the Issuer, and any required notice has been given to and accepted by the Regulatory Authorities.

17.2 Subject to sections 12.2(e) and 12.2(f), the Agent may offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investments dealers, who may or who may not be offered part of the Agent's Fee.

18. RIGHT OF FIRST REFUSAL

18.1 The Issuer will notify the Agent of the terms of any further equity financing that it requires or proposes to obtain during the 12 months following the reference date of this Agreement and the Agent will have the right of first refusal to provide any such equity financing.

18.2 The right of first refusal must be exercised by the Agent within 15 days following the receipt of the notice by notifying the Issuer that it will provide such financing on the terms set out in the notice.

18.3 If the Agent fails to give notice within the 15 days that it will provide such financing upon the terms set out in the notice, the Issuer will then be free to make other arrangements to obtain financing from another source on the same terms or on terms no less favourable to the Issuer, subject to obtaining the acceptance of the Regulatory Authorities.

18.4 The right of first refusal will not terminate if, on receipt of any notice from the Issuer under this Section, the Agent fails to exercise the right.

19. NOTICE

19.1 Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission addressed to the party to which notice is to be given at the address indicated above, or at another address designated by the party in writing.

19.2 If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery, or if not a business day, the next business day.

20. ENGAGEMENT LETTER AND PREVIOUS AGENCY AGREEMENT

The parties to this Agreement acknowledge that the letter from the Agent to the Issuer dated September 19, 2001 and captioned "Proposed Financing" continues in full force and effect except as amended by this Agreement. The parties to this Agreement acknowledge that the agency agreement between the parties dated for reference November 22, 2001, has been terminated and superceded in all respects but that the obligations arising under sections 13 and 16 thereunder continue in full force and effect.

21. TIME

Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, covenants and indemnities of the Issuer and the Agent contained in this Agreement will survive the Final Closing.

23. LANGUAGE

This Agreement is to be read with all changes in gender or number as required by the context.

24. ENUREMENT

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

25. HEADINGS

The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

26. COUNTERPARTS

This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the reference date given above.

27. LAW

This Agreement is governed by the law of Alberta, and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of Alberta with respect to any dispute related to this Agreement.

This document was executed and delivered as of the date given above:

Executed by an authorized signatory of )
CHINA BROADBAND CORP. )
)
in the presence of: )
)
)
/s/ Matthew Heysel )
Name ) CHINA BROADBAND CORP.
)
1980-440-2nd Avenue SW )
Address ) By: /s/ Matthew Heysel /s/ Thomas G. Milne
)
Calgary, Alberta, T2P 5E9 )
)
)
CEO, China Broadband Corp. )
Occupation )

Executed by an authorized signatory of )
CANACCORD CAPITAL (EUROPE) )
LIMITED )
)
in the presence of: )
)
)
/s/ Toby Hayword )
Name )CANACCORD CAPITAL (EUROPE) LIMITED
)
Brook House, 27 Upper Brook Street )
Address ) By: /s/ Brad Kotush
)
London V1K 7OE )
)
)
Corporate Finance )
Occupation )